Exhibit 10.4

SCHLUMBERGER 2001 STOCK OPTION PLAN

(Amended and Restated as of July 19, 2017)

1.	Purpose of the Plan

This Schlumberger 2001 Stock Option Plan (the “Plan”) was adopted by Schlumberger Limited (the “Company”) and is intended as an incentive to key employees of the Company and its subsidiaries (as defined in Section 3(a) below). Its purposes are to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

2.	Administration of the Plan

(a)The Board of Directors of the Company (the “Board”) shall appoint and maintain a Compensation Committee (the “Committee”) consisting of at least three (3) members of the Board, none of whom is an officer or employee of the Company, who shall serve at the pleasure of the Board. The Committee may from time to time grant incentive stock options and non- qualified stock options (collectively, “Stock Options”) under the Plan to the persons described in Section 3 hereof. No member of the Committee will be eligible to receive Stock Options under the Plan during his or her tenure on the Committee. Members of the Committee will be subject to any additional restrictions necessary to satisfy the definition of “Non-Employee Director” as set forth in Rule 16b-3 under the United States Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

(b)The Committee shall have full power and authority to interpret the provisions of the Plan and supervise its administration. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if adopted by a majority at a meeting duly held. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Stock Options hereunder shall be granted, the number of shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be covered by each Stock Option (except that no optionee may be granted options for more than 500,000 Shares during the life of the Plan), and whether such Stock Option is designated an “incentive stock option” or a “non-qualified stock option.”

(c)No member of the Committee shall be liable for anything done or omitted to be done by him or by her or any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

(d)If the exercise period of an outstanding Stock Option is continued following a holder’s termination of employment as provided in Section 5 hereof, and the holder engages in “detrimental activity” as defined in Section 5(c)(iv)(E), the Committee shall have the authority in its discretion to cause such option to be forfeited and certain option exercises thereunder to be rescinded as provided for in Section 5.

3.	Grants of Stock Options

(a)The persons eligible for participation in the Plan as recipients of Stock Options shall include only employees of the Company or its “subsidiary corporations,” as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and hereinafter referred to as “subsidiaries,” who are executive, administrative, professional or technical personnel who have responsibilities affecting the management, direction, development and financial success of the Company or its subsidiaries. No Director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary. An employee may receive more than one grant of Stock Options at the Committee’s discretion, including simultaneous grants of different forms of Stock Options.

(b)The Committee in granting Stock Options hereunder shall have discretion to determine the terms and conditions upon which such Stock Options may be exercisable. Each grant of a Stock Option shall be confirmed by an Agreement consistent with this Plan which shall be executed by the Company and accepted by the person to whom such Stock Option is granted through an on-line acceptance process designated by the Company. Except in the case of death or disability (as described in Section 5(c)(iv)(B) or 5(c)(v)(B) hereof), no Stock Option shall vest or become exercisable with respect to any portion of the Shares thereunder unless and until the recipient remains in the employment of the Company or a subsidiary for a period of at least one (1) year from the date of grant of the option (which provision shall not be construed to impair in any way the right of the Company or subsidiary to terminate such employment). For the avoidance of doubt, in no event shall the provisions of the preceding sentence apply to any Stock Option held by an optionee whose employment terminated due to death or disability prior to January 17, 2008.

(c)For purposes of this Plan, employment with the Company shall include employment with any subsidiary of the Company, and Stock Options granted under this Plan shall not be affected by an employee’s transfer of employment from the Company to a subsidiary, from a subsidiary to the Company or between subsidiaries of the Company.

(d)The purchase price of the Shares as to which a Stock Option is exercised shall be paid in full at the time of the exercise subject to such rules, procedures and restrictions as the Committee may prescribe from time to time: (i) in cash or by certified check; (ii) by the delivery of Shares; (iii) by authorizing the Company to withhold a number of Shares otherwise deliverable on the exercise of the Stock Options, in either case, with a fair market value (as determined according to Section 5(b) hereof) at the time of exercise equal to the total option price; or (iv) by a combination of the methods described in (i), (ii) and (iii).

4.	Shares Subject to the Plan

Subject to adjustment as provided in Section 8 hereof, there shall be subject to the Plan 9,000,000 Shares. The Shares subject to the Plan shall consist of authorized and unissued Shares or previously-issued Shares reacquired and held by the Company or any subsidiary. Should any Stock Option expire or be terminated prior to its exercise in full and or to the termination of the Plan, the Shares theretofore subject to such Stock Option shall be available for further grants under the Plan. Until termination of the Plan, the Company shall at all times make available a sufficient number of

Shares to meet the requirements of the Plan. After termination of the Plan, the number of Shares reserved for purposes of the Plan from time to time shall be only such number of Shares as are issuable under then outstanding Stock Options.

5.	Terms of Stock Options

(a)Stock Options granted under this Plan that are designated as “incentive stock options” may be granted with respect to any number of Shares, subject to the limitation that the aggregate fair market value of such Shares (determined in accordance with Section 5(b) below at the time the option is granted) with respect to which such options are exercisable for the first time by an employee during any one calendar year (under all such plans of the Company and any subsidiary of the Company) shall not exceed $100,000. To the extent that the aggregate fair market value of Shares with respect to which incentive stock options (determined without regard to this subsection) are exercisable for the first time by any employee during any calendar year (under all plans of the employer corporation and its parent and subsidiaries) exceeds $100,000, such options shall be treated as options which are not incentive stock options. No Stock Options shall be granted pursuant to the Plan after January 17, 2011.

(b)The purchase price of each Share subject to a Stock Option shall be determined by the Committee prior to granting a Stock Option. The Committee shall set the purchase price for each Share at either the fair market value (the “Fair Market Value”) of each Share on the date the Stock Option is granted, or at such other price as the Committee in its sole discretion shall determine, but not less than one hundred percent (100%) of such Fair Market Value. After it is granted, no Stock Option may be amended to decrease the purchase price and no Stock Option may be granted in substitution for an outstanding Stock Option with a purchase price lower than the purchase price of an outstanding Stock Option. The Fair Market Value of a Share on a particular date shall be deemed to be the mean between the highest and lowest composite sales price per Share in the New York Stock Exchange (“NYSE”) Composite Transactions Quotations, as reported for that date, or, if there is no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the Shares were traded shall be the Fair Market Value.

(c)(i)Subject to the requirements of Section 3(b), each Stock Option granted hereunder shall be exercisable in one or more installments (annual or other) on such date or dates as the Committee may in its sole discretion determine and communicate to the optionee in communicating the grant of the option, provided that no Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted (the maximum term established by the Committee with respect to a particular Stock Option is hereinafter referred to as the “Option Period”). For the avoidance of doubt, in no event shall the provisions of this Section 5(c)(i) apply to any Stock Option held by an optionee whose employment terminated due to death or disability prior to January 17, 2008.

(ii)Except as provided in paragraph (e) below, the right to purchase Shares shall be cumulative so that when the right to purchase any Shares has accrued such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Stock Option.

(iii)At any time after the granting of any such Stock Option, the Committee may accelerate the installment exercise dates (subject, however, to any applicable limitations concerning options designated “incentive stock options”).

(iv)Termination of Employment and Subsequent Events.

(A)If the optionee’s employment with the Company or any subsidiary is terminated with the consent of the Company and provided such employment is not terminated for cause (of which the Committee shall be the sole judge), the Committee may permit such Stock Option to be exercised by such optionee at any time during the period of three (3) months after such termination or the remainder of the Option Period whichever is less, provided that such option may be exercised only to the extent it was exercisable on the date of such termination.

(B)In the event an optionee dies while in the employ of the Company or any subsidiary, any outstanding Stock Option shall automatically become fully vested and exercisable by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution during the “Post-Death Exercise Period.” The Post-Death Exercise Period shall commence on the date of the optionee’s death and shall end sixty (60) months thereafter or the remainder of the Option Period, whichever is less.

(C)In the event an optionee dies after termination of employment but prior to the exercise in full of any Stock Option which was exercisable on the date of such termination, such option may be exercised before expiration of its term by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution during the Post-Death Exercise Period to the extent exercisable by the optionee at the date of death. For purposes of this Section 5(c)(iv)(C), the Post-Death Exercise Period shall commence on the date of the optionee’s termination of employment and shall end sixty (60) months thereafter or the remainder of the Option Period, whichever is less.

(D)If the optionee’s employment with the Company or any subsidiary is terminated without the consent of the Company for any reason other than the death of the optionee, or if the optionee’s employment with the Company or any subsidiary is terminated for cause, his or her rights under any then outstanding Stock Option shall terminate immediately. The Committee shall be the sole judge of whether the optionee’s employment is terminated without the consent of the Company or for cause.

(E)Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as defined below in this subclause) within one year after termination of employment for any reason other than retirement or disability, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all Shares subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within one year following termination of employment for any reason other than retirement or disability, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment and ending three months following such termination.

For purposes of the Plan, “detrimental activity” means activity that is determined by the Committee in its sole and absolute discretion to be detrimental to the interests of the Company or any of its subsidiaries, including but not limited to situations where such optionee: (1) divulges trade secrets of the Company, proprietary data or other confidential information relating to the Company or to the business of the Company and any subsidiaries, (2) enters into employment with a competitor under circumstances suggesting that such optionee will be using unique or special knowledge gained as a Company employee to compete with the Company, (3) uses information obtained during the course of his or her prior employment for his or her own purposes, such as for the solicitation of business,(4) is determined to have engaged (whether or not prior to termination) in either gross misconduct or criminal activity harmful to the Company, or (5) takes any action that harms the business interests, reputation, or goodwill of the Company or its subsidiaries.

For the avoidance of doubt, in no event shall the provisions of this Section 5(c)(iv) apply to any Stock Option held by an optionee whose employment terminated due to death or disability prior to January 17, 2008.

(v)	Retirement, Disability and Subsequent Events.

(A)If the optionee’s employment with the Company or any subsidiary is terminated due to retirement, such Stock Option shall be exercisable by such optionee at any time during the period of sixty (60) months after such termination or the remainder of the Option Period, whichever is less (the “Retirement Exercise Period”), provided that such option may be exercised after such termination and before expiration only to the extent that it is exercisable on the date of such termination. For purposes of this Section 5(c)(v), “retirement” shall mean termination of the optionee’s employment with the Company and all affiliates at or after (i) age 55 or (ii) age 50 and completion of at least 10 years of service with the Company and all affiliates.

(B)If the optionee’s employment with the Company is terminated due to disability, such Stock Option shall automatically become fully vested and exercisable. Such optionee may exercise the outstanding Stock Option at any time during (1) in the case of Stock Options intended to be incentive stock options within the meaning of Section 422 of the Code and granted prior to January 17, 2008, the period of three (3) months after such termination or the remainder of the Option Period, whichever is less, or (2) in the case of all other Stock Options, the period of sixty (60) months after such termination or the remainder of the Option Period, whichever is less (the “Disability Exercise Period”). For purposes of the Plan, “disability” means such disability (whether through physical or mental impairment) which totally and permanently incapacitates the optionee from any gainful employment in any field which the optionee is suited by education, training, or experience, as determined by the Committee in its sole and absolute discretion.

(C)In the event an optionee dies during the Retirement Exercise Period or the Disability Exercise Period, such Stock Option may be exercised by the person or persons entitled thereto under the optionee’s will or the laws of descent and distribution to the extent exercisable by the optionee at the date of death and to the extent the term of the Option Period has not expired within such Retirement Exercise Period or Disability Exercise Period.

(D)Notwithstanding the foregoing, if the optionee engages in “detrimental activity” (as defined in Section 5(c)(iv)(E)) within five years after termination of employment by reason of retirement or disability, the Committee, in its discretion, may cause the optionee’s right to exercise such option to be forfeited. Such forfeiture may occur at any time after the Committee determines that the optionee has engaged in detrimental activity and prior to the actual delivery of all Shares subject to the option pursuant to the exercise of such option. If an allegation of detrimental activity by an optionee is made to the Committee, the Committee, in its discretion, may suspend the exercisability of the optionee’s options for up to two months to permit the investigation of such allegation. In addition, if the optionee engages in detrimental activity within five years following termination of employment by reason of retirement or disability, the Committee, in its discretion, may rescind any option exercise made within the period commencing six months preceding the date of the optionee’s termination of employment by retirement or disability and ending one year following such termination.

For the avoidance of doubt, in no event shall the provisions of this Section 5(c)(v) apply to any Stock Option held by an optionee whose employment terminated due to death or disability prior to January 17, 2008.

(vi)Notwithstanding the other provisions of this paragraph (c), in no event may a Stock Option be exercised after the expiration of ten (10) years from the date such Stock Option is granted.

(d)At the time of the grant of a Stock Option, the Committee may determine that the Shares covered by such option shall be restricted as to transferability. If so restricted, such Shares shall not be sold, transferred or disposed of in any manner, and such Shares shall not be pledged or otherwise hypothecated until the restriction expires by its terms. The circumstances under which any such restriction shall expire shall be determined by the Committee and shall be set forth in the Stock Option Agreement covering the grant of the option to purchase such Shares.

(e)The Committee shall designate whether a Stock Option is to be an “incentive stock option” for purposes of Section 422 of the Code.

6.	Assignability of Stock Options

Stock Options granted under the Plan shall not be assignable or otherwise transferable by the recipient except by will or the laws of descent and distribution. Otherwise, Stock Options granted under this Plan shall be exercisable during the lifetime of the recipient (except as otherwise provided in the Plan or the applicable Agreement for Stock Options other than “incentive stock options”) only by the recipient for his or her individual account, and no purported assignment or transfer of such Stock Options thereunder, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon any such purported assignment or transfer, or any attempt to make the same, such Stock Options thereunder shall terminate and become of no further effect.

7.	Taxes

Withholding of any taxes may be satisfied by (i) transfer to the Company of Shares theretofore and by the optionee or (ii) withholding from the Share otherwise deliverable under the Stock Options, in either case, with respect to which withholding is required, up to the maximum tax rate applicable to the optionee, as determined by the Committee. If Shares are used to satisfy tax withholding, such Shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. An optionee’s election pursuant to the preceding sentence must be made on or before the date of exercise and must be irrevocable. The Committee may make such other provisions and rules as it may deem appropriate for the withholding of taxes in connection with any Stock Options granted under the Plan.

8.	Reorganizations and Recapitalizations of the Company

(a)The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options granted hereunder.

(c)If, and whenever, prior to the delivery by the Company or a subsidiary of all of the Shares which are subject to the Stock Options or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of Shares outstanding without receiving compensation therefor in money, services or property, the number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares with respect to which Stock Options granted hereunder may thereafter be exercised shall:

(i)in the event of an increase in the number of outstanding Shares, be proportionately increased, and the cash consideration (if any) payable per Share shall be proportionately reduced; and

(ii)in the event of a reduction in the number of outstanding Shares, be proportionately reduced, and the cash consideration (if any) payable per Share shall be proportionately increased.

(d)If the Company merges with one or more corporations, or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter, upon any exercise of Stock Options granted hereunder, the recipient shall, at no additional cost (other than the option price, if any) be entitled to receive (subject to any required action by stockholders) in lieu of the number of Shares as to which such Stock Options shall then be exercisable the number and class of shares of stock or other securities to which the recipient would have been entitled pursuant to the terms of the agreement of merger or consolidation, if immediately prior to such merger or consolidation the recipient had been the holder of record of the number of Shares equal to the number of Shares as to which such Stock Options shall be exercisable. Upon any reorganization, merger or consolidation where the Company is not the surviving corporation or upon liquidation or dissolution of the Company, all outstanding Stock Options shall, unless provisions are made in connection with such reorganization, merger or consolidation for the assumption of such Stock Options, be canceled by the Company as of the effective date of any such reorganization, merger or consolidation, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the exercise during the thirty-day period next preceding such effective date of all Stock Options which are outstanding as of such date, whether or not otherwise exercisable.

9.	Registration under Securities Act of 1933 and Exchange Listing

It is intended that the Stock Options and Shares covered by the Plan will be registered under the Securities Act of 1933, as amended. At the time any Shares are issued or transferred to satisfy the exercise of a Stock Option granted under the Plan, such Shares will have been listed (or listed subject to notice of issuance) on the NYSE.

10.	Reports and Returns

The Company shall cause to be filed any reports, returns or other information regarding the Stock Options granted hereunder or any Shares issued pursuant to the exercise thereof or a payment made hereunder, as may be required by Section 13 or 15(d) of the Exchange Act or any other applicable statute, rule or regulation.

11.	Plan Term

The Plan became effective February 16, 2001 upon approval by the holders of a majority of the votes cast at the Company’s 2001 annual general meeting of stockholders. The Plan was amended from time to time and was thereafter amended and restated effective as of July 19, 2017. No Stock Options shall be granted pursuant to the Plan after February 16, 2011.

12.	Amendment or Termination

The Board may amend, alter or discontinue the Plan at any time insofar as permitted by law, but no amendment or alteration shall be made without the approval of the stockholders of the Company:

(a)if, except as contemplated by Section 8 hereof, the amendment would permit the decrease of the purchase price of a Stock Option after the grant of the Stock Option or grant to the holder of an outstanding Stock Option, a new Stock Option with a lower purchase price in exchange for the outstanding Stock Option; or

(b)if and to the extent such amendment requires stockholder approval under Section 422 of the Code (or any successor provision).

No amendment of the Plan shall alter or impair any of the rights or obligations of any person, without his or her consent, under any Stock Option or right theretofore granted under the Plan.

13.	Government Regulations

Notwithstanding any of the provisions hereof or of any Stock Option granted hereunder, the obligation of the Company or any subsidiary to sell and deliver Shares under such Stock Option or to make cash payments in respect thereto shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, and the recipient shall agree that he will not exercise or convert any Stock Option granted hereunder, and that neither the Company nor any subsidiary will be obligated to issue any Shares or make any payments under any such option if the exercise thereof or if the issuance of such Shares or if the payment made constitutes, or may constitute, a violation by the recipient or the Company or any subsidiary of any provision of any applicable law, rule or regulation of any governmental authority or national securities exchanges.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date first written above.

SCHLUMBERGER LIMITED

By:	/s/ Paal Kibsgaard
Paal Kibsgaard
Title:	Chairman & CEO